EXHIBIT 23.1

                        Consent of Deloitte & Touche LLP









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                         [Deloitte & Touche Letterhead]



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to the Registration Statement of Alaska Pacific Bancshares, Inc. on Form SB-2 of our report dated February 19, 1999, related to the financial statements of Alaska Federal Savings Bank as of December 31, 1998 and 1997, and for the years then ended, appearing in the Prospectus, which is part of such amended Registration Statement. We also consent to the reference to us under the headings "Selected Financial Information," "Legal and Tax Opinions," and "Experts" in such Prospectus.



/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Anchorage, Alaska
May 12, 1999